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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


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
                                                                                           STATE OR JURISDICTION
SUBSIDIARY                                                                                    OF INCORPORATION
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
Intercargo Insurance Company                                                                      Illinois
Intercargo Insurance Company H.K. Limited                                                        Hong Kong
Intercargo International Limited                                                           British Virgin Islands
International Advisory Services, Inc. (1)                                                         Illinois

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(1)  International Advisory Services has three subsidiaries, two known as Trade
     Insurance Services, Ltd., one known as TRM Insurance Services, Inc., all operating as insurance agencies. These are located in Illinois, Canada and Hong Kong.